EXHIBIT 99.1

World Omni Auto Receivables Trust 2004-A

Annual Servicer Certificate

FOR THE PERIOD JUNE 16, 2004 THROUGH DECEMBER 31, 2004

Aggregate Note Amount	Aggregate Note Amount
Original	840,000,000.00

Principal distributable amount	151,187,168.18
Negative Carry Distributable Amount	1,145,744.59

Actual Note Balance @ 12/31/04	687,667,087.23

Note Amount	Class A-1 Note Amount
Original	178,000,000.00

Principal distributable amount	151,187,168.18
Negative Carry Distributable Amount	1,145,744.59

Actual Note Balance @ 12/31/04	25,667,087.23

Note Amount	Class A-2 Note Amount
Original	232,000,000.00

Principal distributable amount	—

Actual Note Balance @ 12/31/04	232,000,000.00

Note Amount	Class A-3 Note Amount
Original	212,000,000.00

Principal distributable amount	—

Actual Note Balance @ 12/31/04	212,000,000.00

Note Amount	Class A-4 Note Amount
Original	181,900,000.00

Principal distributable amount	—

Actual Note Balance @ 12/31/04	181,900,000.00

Note Amount	Class B Note Amount
Original	36,100,000.00

Principal distributable amount	—

Actual Note Balance @ 12/31/04	36,100,000.00

Distributable Amounts	Total
Interest Distributable Amount	11,992,501.61
Principal Distributable Amount	151,187,168.18
Negative Carry Distributable Amount	1,145,744.59

Total	164,325,414.38

Distributable Amounts	Class A-1
Interest Distributable Amount	1,018,710.94
Principal Distributable Amount	151,187,168.18
Negative Carry Distributable Amount	1,145,744.59

Total	153,351,623.71

Distributable Amounts	Class A-2
Interest Distributable Amount	3,059,306.67
Principal Distributable Amount	0.00

Total	3,059,306.67

Distributable Amounts	Class A-3
Interest Distributable Amount	3,564,897.76
Principal Distributable Amount	0.00

Total	3,564,897.76

Distributable Amounts	Class A-4
Interest Distributable Amount	3,681,656.00
Principal Distributable Amount	0.00

Total	3,681,656.00

Distributable Amounts	Class B
Interest Distributable Amount	667,930.24
Principal Distributable Amount	0.00

Total	667,930.24

Note Factors	Series A-1	Series A-2
12/31/2004	14.4197119%	100.0000000%

Note Factors	Series A-3	Series A-4
12/31/2004	100.0000000%	100.0000000%

Note Factors	Series B
12/31/2004	100.0000000%

Pool Data	$	#
Original Pool Balance	848,484,848.48	34,241
Contracts Added at 9/23/04	232,500,924.64	16,173
Total Pool Balance	848,484,848.48	50,414
Principal Payments	134,773,930.20	3,996
Defaulted Receivables	2,943,903.06	163
Pool Balance at 12/31/04	710,767,015.22	46,255
Overcollateralization Target Amount	23,099,927.99
Recoveries	1,236,619.62

Weighted Average APR	7.57%
Weighted Average Remaining Term	54.66

Aggregate Net Losses	1,707,283.44
Average Net Loss Ratio	0.40%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ First Priority Principal Distributable Amount	0.00

Account Balances	Advance	Reserve Fund
Balance as of 6/16/04	0.00	11,873,165.90
Transfer from Pre-Funding 9/23/04	0.00	1,162,504.62
Balance as of 12/31/04	115,538.63	13,131,427.82
Change	115,538.63	1,258,261.92
Reserve Fund Requirement		11,333,609.38
Reserve Fund Supplemental Requirement/(Excess)		(1,797,818.44)

		Pre-Funding
Balance as of 6/16/04		232,502,515.32
Balance as of 12/31/04		0.00
Change		(232,502,515.32)

	Maximum Carry	Negative Carry
Balance as of 6/16/04	1,928,427.53	1,928,427.53
Balance as of 12/31/04	—	—
Change	(1,928,427.53)	(1,928,427.53)
Excess to be Distributed	1,145,744.59

Distribution per $1,000	Total
Distribution Amount	195.6254933

Interest Distribution Amount	14.2767876
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	179.9847240
Negative Carry Distributable Amount	1.3639817

Distribution per $1,000	Class A-1
Distribution Amount	861.5259759

Interest Distribution Amount	5.7230952
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	849.3661134
Negative Carry Distributable Amount	6.4367674

Distribution per $1,000	Class A-2
Distribution Amount	13.1866667

Interest Distribution Amount	13.1866667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-3
Distribution Amount	16.8155555

Interest Distribution Amount	16.8155555
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-4
Distribution Amount	20.2400000

Interest Distribution Amount	20.2400000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class B
Distribution Amount	18.5022227

Interest Distribution Amount	18.5022227
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Servicing Fee	Total
Amount of Servicing Fee Paid	3,632,271.86
Total Unpaid	0.00

Delinquent Receivables	#	$
Past Due 31-60 days	542	7,495,136.71
Past Due 61-90 days	101	1,500,286.07
Past Due 91 + days	40	570,856.57
Total	683	9,566,279.35